As filed with the Securities and Exchange Commission on January 7, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) December 23, 1997


                                  CAPITAL TRUST
             (Exact Name of Registrant as Specified in its Charter)


California                             1-8063                        94-6181186
(State or Other                      (Commission               (I.R.S. Employer
Jurisdiction of                     File Number)                 Identification
incorporation)                                                             No.)




605 Third Avenue, 26th Floor
New York, New York                                                     10016
(Address of Principal Executive Offices)                              (Zip Code)


                                 (212) 655-0220
              (Registrant's Telephone Number, Including Area Code)



          (Former name or former address, if changed since last report)








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ITEM 2.           Acquisition or Disposition of Assets

         The Registrant acquired a $62.6 million mortgage loan obligation (approximately 78% of which has been funded to date). The Registrant also acquired a $25 million real estate mezzanine loan. The Registrant also acquired in separate transactions two mortgage loan participation interests aggregating approximately $30 million. The Registrant also acquired a $22 million preferred equity interest in an enterprise that owns an operating property.
These transactions are discussed below.

         Cortlandt Street Mortgage Loan Acquisition

         On December 23, 1997, the Registrant purchased with existing cash a $62.6 million mortgage loan obligation (the "Cortlandt Mortgage Loan") from Credit Suisse First Boston Corporation ("CSFB") at a premium of approximately 102%. The Cortlandt Mortgage Loan is secured by a first mortgage on an approximately 668,000 square foot office and retail property located at 22 Cortlandt Street in New York City (the "Cortlandt Property").


         With the acquisition of the Cortlandt Mortgage Loan, the Registrant acquired an outstanding loan of approximately $48.6 million, representing the funded portion of the loan obligation, and assumed an obligation to make additional advances of approximately $14 million, representing the unfunded portion of the loan obligation, to fund reserves for interest, tenant improvements, and leasing commissions.

         The Cortlandt Mortgage Loan, which matures in January 2001, bears interest at a fixed spread over LIBOR for its term. Prepayment of the Cortlandt Mortgage Loan is permitted during the entire loan period. The Cortlandt Mortgage Loan is subject to a prepayment penalty during the first two years of the loan and carries no prepayment premium or penalty for the final year of the loan. A specified fee is due from the borrower to the Registrant upon the satisfaction of the Cortlandt Mortgage Loan.

         135 East 57th Street Mezzanine Loan Acquisition

         On December 29, 1997, the Registrant purchased a $25 million mezzanine loan from CSFB (the "135 East 57th Mezzanine Loan") at a premium of approximately 103%. The 135 East 57th Mezzanine Loan is secured by a pledge of the ownership interests in the entities that own the approximately 412,000 square foot office and retail property located at 135 East 57th Street in New York City (the "East 57th Property"). The 135 East 57th Mezzanine Loan is additionally secured by a full payment guaranty by the principals which own the East 57th Property in the event of certain occurrences, including bankruptcy.

         The purchase price was funded with a combination of existing cash (25%) and financing (75%) through a repurchase obligation ("REPO") with an affiliate of CSFB which bears interest at a specified rate above LIBOR. The REPO has a one-year term that may be extended by mutual agreement. Simultaneously with the purchase of the 135 East 57th Mezzanine Loan, the Registrant entered into the following agreements: (i) an interest rate swap agreement (the "Swap") with a commercial bank pursuant to which it will receive interest at LIBOR on the notional amount of the Swap in exchange for fixed rate payments for approximately the first six years of the 135 East 57th Mezzanine Loan, and (ii) a forward interest rate cap agreement (the "Cap") pursuant to which it will receive payments should LIBOR exceed a specified threshold level on the notional amount of the Cap for approximately the final four years of the 135 East 57th Mezzanine Loan.

         The 135 East 57th Mezzanine Loan, which matures in September 2007, bears a fixed interest rate for the term of the loan. Prepayment of the 135 East 57th Mezzanine Loan is permitted during the entire loan period subject to yield maintenance during the first six years of the loan and without prepayment premium or penalty for the remainder of the loan term.

         1325 Avenue of the Americas Participation Interest Acquisition

         On December 30, 1997, the Registrant acquired, with existing cash, at par from EOP Operating Limited Partnership ("EOP") approximately $20.1 million of the approximately $25.1 million pari passu interest (the "Acquired 1325 Participation Interest") in the $50.3 million loan secured principally by a second mortgage on the commercial office tower located at 1325 Avenue of the Americas in New York City which contains approximately 750,000 square feet (the "1325 Mortgage Loan"). Equity Office Properties Trust, an affiliate of the Registrant, is the general partner of EOP.

         The Registrant previously originated and funded the 1325 Mortgage Loan and simultaneously sold the above-mentioned approximately $25.1 million pari passu participation interest to EOP. The foregoing transactions were reported under "Item 2. Acquisition or Disposition of Assets" of the Registrant's Form 8-K Current Report, dated November 7, 1997, as filed with the Securities and Exchange Commission on November 14, 1997, and the information set forth thereunder is incorporated herein by reference.

         As a result  of the  acquisition  of the  Acquired  1325  Participation
Interest, the Registrant's share of the 1325 Mortgage Loan is approximately $45.3 million.

         The Chicago Apparel Center Participation Interest Acquisition

         On December 31, 1997, the Registrant acquired, with existing cash, at par from Bank of America two-thirds (or $10 million) of the $15 million pari passu participation interest (the "Acquired Apparel Center Participation Interest") in the $35 million short-term second mortgage loan secured principally by The Chicago Apparel Center located in Chicago, Illinois (the "Apparel Center Mortgage Loan"). With the acquisition of the Acquired Apparel Center Participation Interest, the Registrant acquired an outstanding loan of approximately $6.6 million, representing the funded portion of the loan obligation allocated to the Acquired Apparel Center Participation Interest, and assumed an obligation to make additional advances of approximately $3.4 million, representing the unfunded portion of the loan obligation allocated to the Acquired Apparel Center Participation Interest.

         The Registrant previously originated and funded in part the Apparel Center Mortgage Loan and thereafter sold the above-mentioned $15 million pari passu participation interest to Bank of America. The foregoing transactions were reported under "Item 2. Acquisition or Disposition of Assets" of the Registrant's Form 8-K/A Current Report, dated August 4, 1997, as filed with the Securities and Exchange Commission on October 17, 1997 and the information set forth thereunder is incorporated herein by reference.

         As a result of the acquisition of the Acquired Apparel Center Participation Interest, the maximum amount of the Apparel Center Mortgage Loan obligation allocated to the Registrant is $30 million, of which approximately $20 million has been funded to date.

         MGM Preferred Equity Interest Acquisition Transaction

         On December 31, 1997, the Registrant acquired a $22 million preferred equity interest from CSFB (the "MGM Plaza Preferred Equity Interest"). The MGM Plaza Preferred Equity Interest represents a portion of the preferred equity interest in the limited liability company that owns the approximately 1.1 million square foot office and retail property known as the MGM Plaza which is located at 2501 Colorado Avenue in Santa Monica, California (the "MGM Plaza Property").

         The purchase was funded with a combination of existing cash (25%) and financing (75%) through a repurchase obligation with an affiliate of CSFB bearing interest at a specified rate above LIBOR. The REPO has a one year term that may be extended every three months by mutual agreement.

         The MGM Plaza Preferred Equity Interest has a remaining term of 34 months and pays dividends at a specified rate over LIBOR until redemption. Early redemption of the Preferred Equity Interest is not permitted during the first four months following closing of the MGM Plaza Preferred Equity Interest acquisition transaction ("Acquisition Closing"). The MGM Plaza Preferred Equity Interest is subject to early redemption penalties for the period from the fifth through the 22nd months following Acquisition Closing and is not subject to any penalties during the last year preceding the mandatory redemption date.

ITEM 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

                  (a)  Financial Statements of business acquired.

                  The Registrant has determined that it is impracticable to provide the financial statements required for the operating properties underlying, respectively, the Cortlandt Mortgage Loan, the 135 East 57th Mortgage Loan and the MGM Plaza Preferred Equity Interest reported in Item 2 of this Current Report on Form 8-K. The Registrant will file the required financial statements of such underlying operating properties under the cover of an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 60 days after the date on which this Current Report on Form 8-K was required to have been filed.

                  The  Registrant  previously  filed  the  financial  statements required for the operating properties underlying the 1325 Mortgage Loan and the Apparel Center Mortgage Loan reported in Item 2 of this Current Report on Form 8-K. The required financial statements for the operating property underlying the 1325 Mortgage Loan were included under "Item 7. Supplemental Information and Exhibits" of the Registrant's Form 8-K Current Report, dated November 7, 1997, as filed with the Securities and Exchange Commission on November 14, 1997, and such financial statements included thereunder are incorporated herein by reference. The required financial statements for the operating property underlying the Apparel Center Mortgage Loan were included under "Item 7. Supplemental Information and Exhibits" of the Registrant's Form 8-K/A Current Report, dated August 4, 1997, as filed with the Securities and Exchange Commission on November 14, 1997, and were subsequently updated by the financial statements included in the definitive prospectus, dated December 10, 1997, comprising part of the Registrant's effective Registration Statement on Form S-1 (SEC File No. 333-37271), as filed with the Securities and Exchange Commission on December 11, 1997, and such financial statements included thereunder and therein are incorporated herein by reference.


                  (b)  Pro Forma Financial Information.  Not Applicable.

                  (c)  Exhibits.  Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CAPITAL TRUST
                                            (Registrant)



Date: January 7, 1997                     By:     /s/ Edward L. Shugrue III
                                              -------------------------------
                                               Name:  Edward L. Shugrue III
                                               Title: Chief Financial Officer